Exhibit 99.1

Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE

ALPINE INCOME PROPERTY TRUST REPORTS

THIRD QUARTER 2026 OPERATING AND

FINANCIAL RESULTS

– Record of Over $300 Million of Investment Activity Completed and Under-Contract Year-to-Date –

– 2026 AFFO per Diluted Share Guidance Increased to $2.20 - $2.22 –

WINTER PARK, FL – October 22, 2026 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the three and nine months ended September 30, 2026.

Third Quarter 2026 Highlights

Operating results for the three and nine months ended September 30, 2026 and 2025 (dollars in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Revenues	$20,460	$14,563	$58,868	$43,632
Net Income (Loss) Attributable to Common Stockholders	$3,443	$(1,310)	$7,510	$(4,130)
Net Income (Loss) per Diluted Share Attributable to Common Stockholders	$0.18	$(0.09)	$0.42	$(0.29)
FFO Attributable to Common Stockholders (1)	$10,356	$7,135	$29,704	$20,832
FFO Attributable to Common Stockholders per Diluted Share (1)	$0.55	$0.46	$1.65	$1.34
AFFO Attributable to Common Stockholders (1)	$10,423	$7,128	$29,886	$20,909
AFFO Attributable to Common Stockholders per Diluted Share (1)	$0.55	$0.46	$1.66	$1.34

(1)	See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures.

“We continued to execute on our growth strategy in the third quarter, investing nearly $41 million at an attractive weighted average initial cash yield of 8.5%," said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. "Including our pending $117.3 million portfolio acquisition, our closed and under-contract investment activity year-to-date exceeds $300 million, a Company record that surpasses our full-year 2025 total of $278 million. Given this strong investment activity and the continued performance of our portfolio we are raising our full-year 2026 guidance.”

Investment Activity

Investments for the three and nine months ended September 30, 2026 (dollars in thousands):

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Number of Investments	Amount	Number of Investments	Amount
Properties (1)	3	$39,210	7	$85,785
Commercial Loan Originations	1	1,720	5	105,650
Total Investments	4	$40,930	12	$191,435

Properties - Weighted Average Initial Cash Cap Rate		8.5%		8.0%
Commercial Loans - Weighted Average Initial Coupon Rate (2)		10.0%		13.0%
Total Investments - Weighted Average Initial Yield		8.5%		10.8%
Properties - Weighted Average Remaining Lease Term at Time of Acquisition	4.3 years		13.4 years

(1)	The nine months ended September 30, 2026 investments include $26.3 million of property acquisitions that are accounted for as financing arrangements for GAAP purposes and are included in the Sale-Leaseback and Sales-Type Lease Properties, hereinafter defined.
(2)	Includes paid-in-kind (“PIK”) interest coupon rate.

Pending Portfolio Acquisition and New Debt Financing

On October 9, 2026, the Company announced an agreement to acquire a 13-property industrial portfolio for $117.3 million, or $63 per square foot. The portfolio totals approximately 1.9 million square feet across 11 states and is 100% leased to nine tenants under absolute triple-net leases with annual rent escalations. The leases have a weighted average remaining lease term of 10.2 years, with no lease expirations before late 2031. The acquisition is expected to close in the fourth quarter of 2026, subject to customary closing conditions.

Subsequent to quarter end, the Company received bank commitments for a new $100 million four-year term loan and a $75 million increase in commitments under its revolving credit facility, to $325 million from $250 million. The new financing will increase the Company's potential liquidity by $175 million, providing additional capacity to fund pending and future acquisitions.The new financing is expected to close in late October 2026, and the term loan proceeds will be used to repay outstanding revolving credit facility borrowings.

Disposition Activity

Dispositions for the three and nine months ended September 30, 2026 (dollars in thousands):

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Number of Investments	Amount	Number of Investments	Amount
Properties	—	$—	3	$5,816
Properties (Vacant)	1	410	1	410
Commercial Loans	—	—	1	10,763
Total Dispositions	1	$410	5	$16,989

Properties - Weighted Average Exit Cash Cap Rate		— %		7.4%
Commercial Loans - Weighted Average Cash Yield		— %		10.0%
Total Dispositions - Weighted Average Cash Yield		— %		9.1%

Investments

The Company’s property and commercial loan portfolios consisted of the following as of September 30, 2026:

Property Portfolio
Number of Properties	130
Square Feet	4.8 million
Annualized Base Rent (ABR) (1)	$53.9 million
Weighted Average Remaining Lease Term	8.7 years
States where Properties are Located	31
Industries	25
Occupancy	99.6%

% of ABR Attributable to Investment Grade Rated Tenants	56%
% of ABR Attributable to Credit Rated Tenants	68%
% of ABR Attributable to Sale-Leaseback and Sales-Type Lease Properties (2)	12%

Commercial Loan Portfolio (3)
Number of Commercial Loans	11
Outstanding Face Amount (4)	$160.1 million
Weighted Average Coupon Rate (5)	13.4%
Weighted Average Remaining Term	1.4 years
Unfunded Commitment Amount	$75.5 million

(1)	ABR represents annualized in-place straight-line base rent pursuant to GAAP. Annualized in-place cash base rent totaled $51.8 million.
(2)	The Company owns four single-tenant income properties which were acquired through sale-leaseback transactions that include tenant repurchase options and one single-tenant income property which qualifies as a sales-type lease (collectively, the "Sale-Leaseback and Sales-Type Lease Properties"). These Sale-Leaseback and Sales-Type Lease Properties are accounted for as financing arrangements for GAAP purposes. However, as they constitute real estate assets for both legal and tax purposes, we include them for purposes of describing our property portfolio, including for tenant, industry, and state concentrations and exclude them for purposes of describing our commercial loan portfolio. The Sale-Leaseback and Sales-Type Lease Properties represent 10.0% of annualized in-place cash base rent.
(3)	See Supplemental Disclosure on Commercial Loans and Investments on page 14 of this press release.
(4)	Net of $18.5 million A-1 Participation and $57.2 million of financing related to Sale-Leaseback and Sales-Type Lease Properties.
(5)	Includes PIK interest coupon rate.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of September 30, 2026:

Tenant	Credit Rating	% of ABR
Lowe's	BBB+ / Baa1	14%
Dick's Sporting Goods	BBB / Baa2	10%
Beachside Hospitality Group	NR / NR	7%
Walmart	AA / Aa2	6%
Best Buy	BBB+ / A3	6%
Alamo Drafthouse	A+ / A2	5%
Dollar General	BBB / Baa3	4%
Family Dollar	NR / NR	4%
GermFree Laboratories	NR / NR	4%
Walgreens	NR / NR	3%
At Home	NR / NR	3%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	2%
Academy Sports	BB+ / Ba2	2%
Dollar Tree	BBB / Baa2	2%
TJX Companies	A / A2	2%
Aspen Retail	NR / NR	2%
Other		21%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of September 30, 2026:

Industry	% of ABR
Home Improvement	16%
Sporting Goods	15%
Casual Dining	10%
Dollar Stores	10%
Entertainment	7%
Grocery	7%
Consumer Electronics	6%
Home Furnishings	6%
Pharmacy	4%
Off-Price Retail	4%
Technology, Media & Life Sciences	4%
Wholesale Club	2%
Other	9%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of September 30, 2026:

State	% of ABR
Florida	11%
Texas	10%
North Carolina	9%
New Jersey	8%
Colorado	7%
Virginia	6%
New York	6%
Michigan	6%
Illinois	5%
Georgia	3%
Ohio	3%
Minnesota	3%
West Virginia	3%
Tennessee	3%
Wisconsin	2%
Kansas	2%
Louisiana	2%
Oklahoma	2%
Other	9%
Total	100%

Balance Sheet and Capital Markets

(Dollars in table in thousands)	As of September 30, 2026
Leverage
Net Debt / Total Enterprise Value	49.5%
Net Debt / Pro Forma Adjusted EBITDA	6.5x
Fixed Charge Coverage Ratio	3.1x

Liquidity
Available Capacity Under Revolving Credit Facility	$51,500
Cash and Cash Equivalents	11,722
Total Liquidity	$63,222

As of September 30, 2026, the Company had $198.5 million outstanding under its Revolving Credit Facility, which had total commitments of $250.0 million. Borrowing availability under the Revolving Credit Facility is based on unencumbered asset value, as defined in the underlying credit agreement, and as of September 30, 2026, the Company had $51.5 million of additional borrowing availability. As discussed above, subsequent to quarter end, the Company received bank commitments for $175.0 million of new financing, consisting of a $100.0 million term loan and a $75.0 million increase in Revolving Credit Facility commitments, which is expected to close in late October 2026 and increases potential liquidity by $175.0 million.

During the three months ended September 30, 2026, the Company issued 335,457 common shares under its common stock ATM offering program at a weighted average gross price of $20.01 per share, for total net proceeds of $6.6 million. During the three months ended September 30, 2026, the Company issued 63,879 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $25.22 per share, for total net proceeds of $1.6 million.

During the nine months ended September 30, 2026, the Company issued 3,136,532 common shares under its common stock ATM offering program at a weighted average gross price of $19.38 per share, for total net proceeds of $59.9 million. During the nine months ended September 30, 2026, the Company issued 406,419 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $25.18 per share, for total net proceeds of $10.0 million.

The Company’s long-term debt as of September 30, 2026 (dollars in thousands):

	As of September 30, 2026
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$198,500	SOFR + [1.25% - 2.20%]	4.96%	February 2030
2029 Term Loan (2)	100,000	SOFR + [1.25% - 1.90%]	4.66%	February 2029
2031 Term Loan (3)	100,000	SOFR + [1.25% - 1.90%]	3.35%	February 2031
Total Debt/Weighted-Average Rate	$398,500		4.48%

(1)

As of September 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.32% plus the applicable spread on $100 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of September 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.36% plus the applicable spread for the $100 million 2029 Term Loan balance.

(3)

As of September 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the applicable spread for the $100 million 2031 Term Loan balance.

As of September 30, 2026, the Company held a 93.6% common interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 common OP Units held by third parties outstanding and 17,935,407 shares of the Company’s common stock outstanding for a combined total of 19,159,261 shares of common stock and common OP Units held by third parties as of September 30, 2026.

Dividends

The Company’s dividends for the three and nine months ended September 30, 2026:

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Preferred Dividends Declared and Paid per Share	$0.500	$1.500
Common Dividends Declared and Paid per Share	$0.320	$0.920
FFO Attributable to Common Stockholders Payout Ratio	58.2%	55.8%
AFFO Attributable to Common Stockholders Payout Ratio	58.2%	55.4%

2026 Outlook

The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and the Company's reports filed with the U.S. Securities and Exchange Commission. Further, the Company’s 2026 outlook does not reflect the impact of any incentive management fee that may be due to our manager based on stockholder return for the calendar year.

The Company’s revised outlook for 2026 is as follows:

(Unaudited)	Prior 2026 Outlook (1)	Revised 2026 Outlook
Net Income per Diluted Share	$0.81 to $0.84	$0.90 to $0.93
FFO Attributable to Common Stockholders per Diluted Share	$2.10 to $2.13	$2.19 to $2.21
AFFO Attributable to Common Stockholders per Diluted Share	$2.12 to $2.15	$2.20 to $2.22
Investment Volume	$170 to $200 Million	$310 to $350 Million
Disposition Volume	$20 to $40 Million	$20 to $40 Million

(1)	As issued on July 23, 2026.

Reconciliation of the outlook range of the Company’s 2026 estimated Net Income per Diluted Share to estimated FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised Outlook Range for 2026
(Unaudited)	Low	High
Net Income per Diluted Share	$0.90	$0.93
Depreciation and Amortization	1.59	1.58
Provision for Impairment (1)	0.04	0.04
Gain on Disposition of Assets (1)	(0.02)	(0.02)
FFO per Diluted Share	$2.51	$2.53
Distributions to Preferred Stockholders	(0.32)	(0.32)
Funds From Operations Attributable to Common Stockholders per Diluted Share	$2.19	$2.21
Amortization of Intangible Assets and Liabilities to Lease Income	(0.05)	(0.06)
Straight-Line Rent Adjustment	(0.04)	(0.04)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.06	0.06
Other Non-Cash Adjustments	0.02	0.03
AFFO Attributable to Common Stockholders per Diluted Share	$2.20	$2.22

(1)	Provision for Impairment and Gain on Disposition of Assets represents the actual adjustment for the nine months ended September 30, 2026. The Company’s outlook excludes projections related to these measures.

Third Quarter 2026 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the three and nine months ended September 30, 2026, on Friday, October 23, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:  https://edge.media-server.com/mmc/p/gx2epmx6

Dial-In:    https://register-conf.media-server.com/register/BIdda2983b5d4a42ac87f47a22c6553594

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants. The Company also complements its income property portfolio by strategically investing in a select portfolio of commercial loan investments intended to deliver an attractive risk-adjusted return.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Investor Relations

ir@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “outlook,” “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, geopolitical conflicts, tariffs and international trade policies, risks inherent in the real estate business, including tenant or borrower defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics on the Company’s business and the businesses of its tenants and borrowers and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the businesses of its tenants and borrowers that are beyond the control of the Company or its tenants or borrowers, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, if any, in addition to the mark-to-market of the Company’s investment securities.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash adjustments to income or expense. Such items may cause short-term fluctuations in net income or loss but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, if any, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

GAAP requires that the Sale-Leaseback and Sales-Type Lease Properties and the value of participation obligation interests sold (the “Participation Obligations Sold”) for which sale accounting was not achieved be accounted for as financing arrangements. Accordingly, for GAAP purposes, the Sale-Leaseback and Sales-Type Lease Properties and Participation Obligations Sold are included in the Company’s Commercial Loans and Investments segment. However, for statistical purposes, the Company excludes the Sale-Leaseback and Sales-Type Lease Properties and the Participation Obligations Sold. Please see page 14 of this press release for further details. We believe that the Supplemental Disclosure on Commercial Loans and Investments is an additional useful measure for investors to consider because it will help them to better assess the performance of our Commercial Loan Portfolio.

Other Definitions

Annualized Base Rent (ABR) represents the annualized in-place straight-line base rent pursuant to GAAP.

Annualized In-Place Cash Base Rent represents the annualized in-place contractual minimum base rent on a cash basis.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-,

or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of September 30, 2026.

Weighted Average Remaining Lease Term is weighted by the ABR and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2026	December 31, 2025
ASSETS
Real Estate:
Land, at Cost	$175,167	$151,628
Building and Improvements, at Cost	373,114	344,138
Total Real Estate, at Cost	548,281	495,766
Less, Accumulated Depreciation	(66,967)	(54,446)
Real Estate—Net	481,314	441,320
Assets Held for Sale	966	8,077
Commercial Loans and Investments	231,421	167,553
Cash and Cash Equivalents	11,722	4,589
Restricted Cash	19,139	34,410
Intangible Lease Assets—Net	47,888	48,925
Straight-Line Rent Adjustment	2,597	2,092
Other Assets	26,059	8,908
Total Assets	$821,106	$715,874
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$16,647	$7,877
Prepaid Rent and Deferred Revenue	14,286	14,031
Intangible Lease Liabilities—Net	6,120	4,971
Obligation Under Participation Agreement	18,519	10,000
Long-Term Debt—Net	396,676	377,739
Total Liabilities	452,248	414,618
Commitments and Contingencies
Equity:
Preferred Stock, 100 million shares authorized, $0.01 par value per share, 8.00% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,489,747 shares issued and outstanding as of September 30, 2026 and 2,083,328 shares issued and outstanding as of December 31, 2025	25	21
Common Stock, $0.01 par value per share, 500 million shares authorized, 17,935,407 shares issued and outstanding as of September 30, 2026 and 14,783,419 shares issued and outstanding as of December 31, 2025	179	148
Additional Paid-in Capital	383,408	313,690
Dividends in Excess of Net Income	(43,689)	(35,276)
Accumulated Other Comprehensive Income	7,452	1,293
Stockholders' Equity	347,375	279,876
Noncontrolling Interest	21,483	21,380
Total Equity	368,858	301,256
Total Liabilities and Equity	$821,106	$715,874

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Lease Income	$12,812	$12,122	$38,051	$35,970
Interest Income from Commercial Loans and Investments	7,611	2,320	20,700	7,358
Other Revenue	37	121	117	304
Total Revenues	20,460	14,563	58,868	43,632
Operating Expenses:
Real Estate Expenses	2,095	1,891	6,482	6,030
General and Administrative Expenses	2,009	1,695	5,896	5,108
Provision for Impairment and Adjustment to CECL Reserve	(76)	1,915	809	6,749
Depreciation and Amortization	6,881	6,597	20,901	20,609
Total Operating Expenses	10,909	12,098	34,088	38,496
Gain (Loss) on Disposition of Assets	272	(46)	369	2,043
Net Income From Operations	9,823	2,419	25,149	7,179
Investment and Other Income	17	68	472	160
Interest Expense	(4,828)	(3,910)	(13,760)	(11,822)
Net Income (Loss)	5,012	(1,423)	11,861	(4,483)
Less: Net Loss (Income) Attributable to Noncontrolling Interest	(324)	113	(797)	353
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	4,688	(1,310)	11,064	(4,130)
Less: Distributions to Preferred Stockholders	(1,245)	—	(3,554)	—
Net Income (Loss) Attributable to Common Stockholders	$3,443	$(1,310)	$7,510	$(4,130)

Per Common Share Data:
Net Income (Loss) Attributable to Common Stockholders
Basic	$0.19	$(0.09)	$0.45	$(0.29)
Diluted	$0.18	$(0.09)	$0.42	$(0.29)

Weighted Average Number of Common Shares:
Basic	17,694,160	14,158,190	16,776,481	14,328,245
Diluted (1)	18,918,014	15,382,044	18,000,335	15,552,099

Dividends Declared and Paid - Preferred Stock	$0.500	$—	$1.500	$—
Dividends Declared and Paid - Common Stock	$0.320	$0.285	$0.920	$0.855

(1)	Includes 1,223,854 shares during the three and nine months ended September 30, 2026 and 2025, underlying 1,223,854 OP Units issued to CTO Realty Growth, Inc. and its wholly owned subsidiaries.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income (Loss)	$5,012	$(1,423)	$11,861	$(4,483)
Depreciation and Amortization	6,881	6,597	20,901	20,609
Provision for Impairment and Adjustment to CECL Reserve	(76)	1,915	809	6,749
Loss (Gain) on Disposition of Assets	(272)	46	(369)	(2,043)
Unrealized Loss on Investment Securities	56	—	56	—
Funds From Operations	$11,601	$7,135	$33,258	$20,832
Distributions to Preferred Stockholders	(1,245)	—	(3,554)	—
Funds From Operations Attributable to Common Stockholders	$10,356	$7,135	$29,704	$20,832
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(256)	(176)	(733)	(422)
Straight-Line Rent Adjustment	(191)	(177)	(508)	(539)
Non-Cash Compensation	95	95	285	285
Amortization of Deferred Financing Costs to Interest Expense	303	197	871	591
Other Non-Cash Adjustments	116	54	267	162
Adjusted Funds From Operations Attributable to Common Stockholders	$10,423	$7,128	$29,886	$20,909

FFO Attributable to Common Stockholders per Diluted Share	$0.55	$0.46	$1.65	$1.34
AFFO Attributable to Common Stockholders per Diluted Share	$0.55	$0.46	$1.66	$1.34

Supplemental Disclosure:
PIK Interest Earned	$900	$—	$2,373	$—
PIK Interest Paid	—	—	50	—
PIK Interest Earned in Excess of PIK Interest Paid	$900	$—	$2,323	$—

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

Three Months Ended September 30, 2026
Net Income	$5,012
Adjustments:
Depreciation and Amortization	6,881
Provision for Impairment and Adjustment to CECL Reserve	(76)
Gain on Disposition of Assets	(272)
Unrealized Loss on Investment Securities	56
Distributions to Preferred Stockholders	(1,245)
Amortization of Intangible Assets and Liabilities to Lease Income	(256)
Straight-Line Rent Adjustment	(191)
Non-Cash Compensation	95
Amortization of Deferred Financing Costs to Interest Expense	303
Other Non-Cash Adjustments	116
Other Non-Recurring Items	(22)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	4,044
Adjusted EBITDA	$14,445

Annualized Adjusted EBITDA	$57,780
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	1,598
Pro Forma Adjusted EBITDA	$59,378

Total Long-Term Debt	$396,676
Financing Costs, Net of Accumulated Amortization	1,824
Cash and Cash Equivalents	(11,722)
Net Debt	$386,778
Net Debt to Pro Forma Adjusted EBITDA	6.5x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investment and disposition activity during the three months ended September 30, 2026.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Supplemental Disclosure on Commercial Loans and Investments

(Unaudited)

(In thousands)

	As of and for the Nine Months Ended September 30, 2026
	Commercial Loan Portfolio	Plus: Participation Obligations Sold	Total Commercial Loans	Plus: Sale-Leaseback and Sale-Type Lease Transactions	Commercial Loans and Investments Pursuant to GAAP
Face Amount, Beginning of Period	$129,813	$10,000	$139,813	$31,133	$170,946
Draws (Including Accrued PIK Interest)	63,828	10,763	74,591	26,257	100,848
Principal Repayments	(33,536)	(2,244)	(35,780)	(234)	(36,014)
Face Amount, End of Period	160,105	18,519	178,624	57,156	235,780
Unaccreted Origination Fees	(2,001)	—	(2,001)	—	(2,001)
CECL Reserve	(1,601)	(185)	(1,786)	(572)	(2,358)
Carrying Amount, End of Period	$156,503	$18,334	$174,837	$56,584	$231,421

Cash Interest Income	$12,747	$1,301	$14,048	$3,226	$17,274
PIK Interest Earned	2,373	—	2,373	—	2,373
Accretion of Commercial Loans and Investments Origination Fees	1,053	—	1,053	—	1,053
Total Interest Income	$16,173	$1,301	$17,474	$3,226	$20,700

Weighted Average Coupon Rate, End of Period (1)	13.4%	10.0%	13.0%	8.3%	11.9%

(1)	Includes PIK interest coupon rate.